Exhibit 99.2

TABLE OF CONTENTS

Page

UNIVERSAL HOLDINGS, INC. AND CORONADO ACQUISITIONS, LLC	2
PRO-FORMA CONDENSED CONSOLIDATED SHEET (unaudited)
As of July 31, 2009

UNIVERSAL HOLDINGS, INC. AND CORONADO ACQUISITIONS, LLC	3
PRO-FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS (unaudited)
For the year ended April 30, 2009

UNIVERSAL HOLDINGS, INC. AND CORONADO ACQUISITIONS, LLC	4
PRO-FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS (unaudited)
For the three months ending July 31, 2009

Footnotes to the Pro-forma Financial Statements	5

Pro forma combined financial data derived from the historical consolidated financial statements of Universal Holdings, Inc. and Coronado Acquisitions, LLC
UNIVERSAL HOLDINGS, INC. and CORONADO ACQUISITIONS, LLC.
PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
As of July 31, 2009

	Historical
ASSETS	Universal	Coronado		Pro-forma Adjustments	Pro-forma Combined
CURRENT ASSETS

Cash	$140	$-		$-	$140
Prepaid asset	-	-	(3)	200,000	200,000
Total Current Assets	140	-		200,000	200,140

FIXED ASSETS

Property, plant and equipment	-	3,250,000			3,250,000

OTHER ASSETS

Investment in Subsidiary			(2,5)	-	-

TOTAL ASSETS	$140	$3,250,000		$200,000	$3,450,140

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES

Accounts payable	$12,646	$-	(2)	$32,500	$45,146

LONG TERM LIABILITIES

Notes payable	-	3,250,000	(1)	(3,250,000)	-

TOTAL LIABILITIES	12,646	3,250,000		(3,217,500)	45,146

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIENCY)

Preferred stock, $0.0001 par value; 10,000,000 shares
authorized, none issued and outstanding	-
Common stock, $0.0001 par value; 100,000,000 shares
authorized, 9,289,000 issued and outstanding	710		(1,3,4)	219	929
Additional paid in capital	217,640	200	(1,3,4,5)	3,417,281	3,635,121
Deficit accumulated during the development stage	(230,856)	(200)		-	(231,056)

TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)	(12,506)	-		3,417,500	3,404,994

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)	$140	$3,250,000		$200,000	$3,450,140

Pro forma combined financial data derived from the historical consolidated financial statements of Universal Holdings, Inc. and Coronado Acquisitions, LLC
UNIVERSAL HOLDINGS, INC. and CORONADO ACQUISITIONS, LLC.
PRO-FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
As of July 31, 2009

	Historical		Pro-forma	Pro-forma
	Universal	Coronado	Adjustments	Combined

REVENUE	$-	$-	$-	$-

COST OF REVENUE	-	-	-	-

GROSS LOSS	-	-	-	-

GENERAL AND ADMINSTRATIVE EXPENSES	13,305	-	-	13,305

LOSS FROM OPERATIONS BEFORE INTERST AND INCOME TAXES	(13,305)	-	-	(13,305)

EXTRAORDINARY ITEM, IMPAIRMENT CHARGE	-	-		-

INTEREST INCOME (EXPENSE)	-	-	-	-

INCOME TAX PROVISION	-	-	-	-

NET LOSS	$(13,305)	$-	$-	$(13,305)

Loss per share, basic and diluted	$(0.00)			$(0.00)

Weighted average number of common shares	9,289,000			9,289,000

Pro forma combined financial data derived from the historical consolidated financial statements of Universal Holdings, Inc. and Coronado Acquisitions, LLC
UNIVERSAL HOLDINGS, INC. and CORONADO ACQUISITIONS, LLC.
PRO-FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
For the year ended April 30, 2009

	Historical		Pro-forma	Pro-forma
	Universal	Coronado	Adjustments	Combined

REVENUE	$-	$-	$-	$-

COST OF REVENUE	30,000	-	-	30,000

GROSS LOSS	(30,000)	-	-	(30,000)

GENERAL AND ADMINSTRATIVE EXPENSES	115,158	200	-	115,358

LOSS FROM OPERATIONS BEFORE INTERST AND INCOME TAXES	(145,158)	(200)	-	(145,358)

EXTRAORDINARY ITEM, IMPAIRMENT CHARGE	(55,831)	-		(55,831)

INTEREST INCOME (EXPENSE)	-	-	-	-

INCOME TAX PROVISION	-	-	-	-

NET LOSS	$(200,989)	$(200)	$-	$(201,189)

Loss per share, basic and diluted	$(0.02)			$(0.02)

Weighted average number of common shares	9,289,000			9,289,000

UNIVERSAL HOLDINGS, INC. and SUBSIDIARIES
NOTES TO PRO-FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
July 31, 2009 and April 30, 2009

1.  BASIS OF PRESENTATION

On September 21, 2009, Universal Holdings, Inc. (“Universal”) purchased 100% of the outstanding membership units of Coronado Acquisition, LLC (“Coronado”) from its sole member and unitholder, Michael Hlavsa.   In connection with the purchase, Universal also agreed to convert a note that was issued by Coronado to certain noteholders on May 31, 2009 in the principal amount of $3,250,000 (the “Coronado Note”).  The Coronado Note was issued by Coronado to Matthew Jennings as agent for Capital Asset Lending, Inc., a California corporation, Westmoore Lending, LLC, a California limited liability company, and Westmoore Lending Opportunities, LLC, a California limited liability company (collectively, the “Coronado Noteholders”).  Pursuant to the terms of the Coronado Note, Coronado, at its option, may pay the principal amount [of $3,250,000] in shares of a publicly listed company at the rate of one dollar and fifty five cents per share provided the publicly traded company is in current status with its SEC filing requirements and at the time of tender is quoted on the OTCBB.  Accordingly, under the terms of the Coronado Note, Universal has agreed to issue an aggregate of 2,100,000 shares of its common stock, par value $0.0001 per share, to the Coronado Noteholders in full satisfaction of the Coronado Note.

The unaudited pro-forma condensed consolidated balance sheet as of July 31, 2009 is based upon the historical financials statements of Universal and the June 30, 2009 financial statements of Coronado.  The unaudited pro-forma condensed consolidated balance sheet is presented as if the acquisition had occurred on July 31, 2009.

The unaudited pro-forma condensed combined statement of operations for the year ended April 30, 2009 is based upon the historical financial statements of Universal and the March 31, 2009 financial statements of Coronado, after giving effect to the acquisition.   The unaudited pro-forma condensed combined statement of operations for the three months ended July 31, 2009 is based upon the historical financial statements of Universal and the June 30, 2009 financial statements of Coronado, after giving effect to the acquisition.  The unaudited pro-forma condensed combined statement of operations is presented as if the acquisition had occurred on the respective dates.

2.  PRO-FORMA FINANCIAL STATEMENTS

The unaudited pro-forma condensed consolidated financial statements have been developed from the audited and unaudited records of Universal and the unaudited records of Coronado.

The unaudited pro-forma condensed consolidated balance sheet as of July 31, 2009 is based upon the historical financials statements of Universal and the June 30, 2009 financial statements of Coronado.  The unaudited pro-forma condensed consolidated balance sheet is presented as if the acquisition had occurred on July 31, 2009.

The unaudited pro-forma condensed combined statement of operations for the year ended April 30, 2009 is based upon the historical financial statements of Universal and the March 31, 2009 financial statements of Coronado, after giving effect to the acquisition.   The unaudited pro-forma condensed combined statement of operations for the three months ended July 31, 2009 is based upon the historical financial statements of Universal and the June 30, 2009 financial statements of Coronado, after giving effect to the acquisition.  The unaudited pro-forma condensed combined statement of operations is presented as if the acquisition had occurred on the respective dates.

3.  PRO-FORMA ADJUSTMENTS

The pro-forma adjustments included in the unaudited condensed consolidated financial statements are as follows:

(1)	The issuance of 2,100,000 shares of common stock to the Coronado Noteholders.
(2)	Net effect of purchase of the sole member and unitholder interest in Coronado.
(3)	The issuance of 85,000 shares of common stock in payment of consulting fees valued at $200,000.
(4)	The issuance of 5,000 shares of common stock in connection with an investment banking agreement.
(5)	The net effect of eliminating the investment in subsidiary.